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                                                                  EXHIBIT 10.47





                          SUBORDINATION AGREEMENT



TO:   Premier Bank
      130 DeSiard Street
      Monroe, Louisiana  71201
      Attention:  Daniel M. Van,
                  Vice President

Gentlemen:

      WHEREAS, Dubach Gas Company, a Texas corporation (together with its successors and assigns, collectively referred to herein as "Dubach"), has requested that Premier Bank ("Premier") extend a letter of credit facility to Dubach for the issuance of letters of credit during the period from February 28, 1994 through March 4, 1994 in connection with Dubach's refining and refinery operations and certain gas marketing operations (which such letters of credit will have an expiration date no later than April 30, 1994) in an aggregate outstanding principal amount not in excess of $2,600,000 (the "Letter of Credit Facility"), to be evidenced by the promissory note, the security agreement and the financing statement between Dubach and Premier, dated as of even date herewith (collectively the "Letter of Credit Documents");

      WHEREAS, Dubach has advised Premier of the terms and provisions of that certain Amended and Restated Intercreditor Agreement between Union Bank, a California banking corporation ("Union") and Bank of Oklahoma, National Association ("BOK"), dated as of December 31, 1993 (the "Intercreditor Agreement"), a true, correct and complete copy of which Intercreditor Agreement has been provided to Premier;

      WHEREAS, in order to induce Premier to extend the Letter of Credit Facility to Dubach and enter into the Letter of Credit Documents, Premier has required that BOK agree to subordinate the priority of its security interest in the Dubach Soft Collateral as more particularly described and defined in the Intercreditor Agreement, to the extent used, arising out of and/or generated in connection with Dubach's refinery, refining plant and/or gas marketing operations, to the security interests of Premier in the Dubach Soft Collateral as security for Premier's contingent obligations and liabilities under Letters of Credit issued thereby for the account of Dubach under the Letter of Credit Facility, which such subordination, as hereinafter set forth, shall be limited to the LESSER of the aggregate outstanding amount of letters of credit issued by Premier under the Letter of Credit Facility or $2,600,000; and

      WHEREAS, Premier has required that BOK enter into this Subordination Agreement as a condition to the closing of the Letter of Credit Documents and provision of the Letter of Credit Facility to Dubach;




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      NOW, THEREFORE, to induce Premier to enter into the Letter of Credit
Documents, to consummate the transaction provided for therein and to agree to make the Letter of Credit Facility available to Dubach and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, BOK agrees, covenants and stipulates as follows:

      1. Subject to the limitations herein provided, BOK subordinates its security interests in the Dubach Soft Collateral used, arising out of and/or generated in connection with Dubach's refinery, refining plant and/or gas marketing operations to the security interests therein of Premier notwithstanding the prior filing of Financing Statements in favor of BOK, as secured party, pertaining to such Dubach Soft Collateral. The purpose and effect of this Subordination Agreement shall be to subordinate BOK's foregoing security interest to the security interest in favor of Premier, in accordance with the terms, provisions and limitations hereof with the same force, effect and legal significance as if the Premier Financing Statements pertaining to the Dubach Soft Collateral used, arising out of and/or operated in connection with Dubach's refinery, refining plant and/or gas marketing operations had been filed prior to the BOK Financing Statements pertaining thereto.

      2. The subordination by BOK insofar as the Dubach Soft Collateral is concerned shall be limited in all respects to a maximum outstanding amount not in excess of the LESSER of (i) the aggregate outstanding amount of Letters of Credit issued by Premier pursuant to the Letter of Credit Facility or (ii) $2,600,000. By virtue of its acceptance hereof, Premier covenants and agrees with BOK that all letters of credit issued by Premier for the account of Dubach shall be to sellers (as beneficiaries) of crude oil purchased by Dubach for March 1994 crude oil purchases by Dubach for use in Dubach's refining and refining plant operations. Such letters of credit shall be issued no later than March 4, 1994, and shall have expiry or expiration dates no later than April 30, 1994. Premier will not extend or renew any letters of credit issued under the Letter of Credit Facility to any expiry or expiration date subsequent to April 30, 1994.

      3. Premier recognizes, acknowledges and stipulates to the terms and provisions of the Intercreditor Agreement, including (without limitation), the prior and senior position of Union in and to the Dubach Soft Collateral as therein set forth and provided. Premier further acknowledges, stipulates and agrees that its priority security interest in the Dubach Soft Collateral used, arising out of and/or generated in connection with Dubach's refinery, refining plant and/or gas marketing operations shall be limited to such Dubach Soft Collateral in all respects and in no event shall Premier claim or assert any security interest or mortgage lien in or encumbrance against any of Dubach's equipment, real estate, leases, fixtures, rights of way or other hard assets, including (without limitation) those used or useful in or pertain-

                                      - 2 -

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ing to Dubach's natural gas processing, treating and fractionating plants, pipeline systems and refinery and refining plants or operations. BOK shall retain its first priority security interest in all Dubach Soft Collateral OTHER THAN such Dubach Soft Collateral used, arising out of and/or generated in connection with Dubach's refining, refinery plant and/or gas marketing operations.

      4. Each party hereto agrees that it shall provide the other party hereto with a copy of all notices related to defaults that it is required to give to Dubach (or Cornerstone as Dubach's agent insofar as the BOK Credit Agreement defined in the Intercreditor Agreement is concerned) in accordance with such party's credit agreement or any of the Security Instruments pertaining thereto. Any notice that either party delivers hereunder shall be personally delivered, deposited in the United States mail, postage prepaid, certified mail, or by overnight courier of recognized national standing, addressed as follows:

                  Premier Bank
                  130 DeSiard Street
                  Monroe, Louisiana  71201
                  Attention:  Daniel M. Van,
                              Vice President

                  Bank of Oklahoma, National Association
                  Bank of Oklahoma Tower
                  One Williams Center
                  Energy Department - 8th Floor
                  Tulsa, Oklahoma 74192

      5. Upon the occurrence of a default or event of default by Dubach under the Letter of Credit Documents or one or more of the Borrowers under the BOK Credit Agreement (as defined and described in the Intercreditor Agreement), both Premier and BOK represent to and acknowledge and stipulate to the other party that they will diligently and jointly examine the books and records of Dubach in order to delineate between the (i) Dubach Soft Collateral as to which BOK shall be entitled to absolute priority over Premier in all respects pursuant to paragraph 3 hereinabove, and (ii) Dubach Soft Collateral as to which Premier shall hold absolute first priority over BOK in all respects pursuant to paragraph 3 hereinabove.

      6. This Agreement shall inure to the benefit of, and be binding on, Premier and BOK and their respective successors and assigns. In the event that either party hereto shall at any time transfer or assign its right, title and interest under any Security Agreement or Security Instrument or to any Collateral after any such transfer, each party hereto hereby agrees to give prior written notice of the terms of this Agreement to any such transferee or assignee.



                                       - 3 -
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      7.    Nothing contained herein shall be construed so as to require
(other than the consent required to be obtained by Dubach pursuant to the BOK Credit Agreement) the consent of Premier to any amendment, supplement, extension or modification of the BOK Credit Agreement or the increase, renewal or extension of any obligation of Dubach thereunder or under any BOK Security Instrument now or at any time hereafter.

      8. This Agreement is subject to the terms and provisions of the Intercreditor Agreement. All terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

      9. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute but one agreement.

      10. This Agreement may be amended or modified by a writing duly executed by each of the parties hereto.

      11. Each term not otherwise defined herein shall have the meaning ascribed thereto in the applicable Uniform Commercial Code.

      12. This Agreement shall be governed by the substantive laws (other than conflict laws) of the State of Oklahoma.

      IN WITNESS WHEREOF, this Subordination Agreement has been made and entered into effective as of February 28, 1994, by the undersigned.


                                    BANK OF OKLAHOMA, NATIONAL
                                    ASSOCIATION


                                    By:
                                       -----------------------------
                                       Gary R. Christopher
                                       Senior Vice President

                                                      "BOK"


                                    PREMIER BANK


                                    By:
                                       -----------------------------
                                       Daniel M. Van, Vice President

                                                      "Premier"





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The undersigned hereby acknowledges receipt of a copy of the foregoing
Subordination Agreement, waives notice of acceptance thereof by Premier Bank, and agrees to be bound by the terms and provisions thereof and to do every other act and thing necessary or appropriate to carry out the terms and provisions of the foregoing Subordination Agreement.

Dated as of the 28th day of February, 1994.

Dubach Gas Company



By
  ----------------------------
  Robert L. Cavnar,
  Senior Vice President

    "Dubach"
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